U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 29, 2004

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Carrettera de Rubì 22-26, 08190 Sant Cugat del Vallès, Barcelona, Spain

(Address of principal executive offices)

34-93-590-7070

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 29, 2004, the Board of Directors of Private Media Group, Inc. (the “Company”) elected Johan G. Carlberg and Daniel Sánchez as directors to fill two vacancies on the Board, to serve until the next Annual Meeting of Shareholders, and until their successors are appointed. Messrs. Carlberg and Sánchez have also been appointed to the Company’s Audit Committee. The Company’s Annual Meeting of Shareholders is presently scheduled for December 15, 2004, and Messrs. Carlberg and Sánchez have each been nominated by the Company as directors in connection with the Annual Meeting together with the Company’s other directors, Berth H. Milton, Bo Rodebrant and Ferran Mirapeix.

The Company has agreed to pay each of Daniel Sánchez and Johan G. Carlberg a fee of EUR 2,000 and EUR 1,000, respectively, for each Board and Committee meeting attended. In addition, Messrs. Sánchez and Carlberg have each been granted options to acquire 10,000 shares and 3,000 shares, respectively, of the Company’s Common Stock at an exercise price of $2.53 per share, which options vest in October 2005 and expire in October 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: November 2, 2004	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

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